SECOND AMENDED AND RESTATED

                                 CODE OF ETHICS

                                       OF

                         PZENA INVESTMENT MANAGEMENT LLC


         This Second Amended and Restated Code of Ethics (herein, "this Code" or "this Code of Ethics") has been adopted as of January 1, 2003, by Pzena Investment Management LLC, formerly known as RS Pzena Investment Management, L.L.C. (the "Adviser"), a registered investment adviser to the registered investment companies from time to time identified on Schedule A hereto (the "Funds"), in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 204-2 of the Investment Advisers Act of 1940, as amended (hereinafter Rule 17j-1 and Rule 204-2 shall be collectively referred to as the "Rules"). This Code of Ethics is designed to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Funds and the Adviser's other advisory accounts may breach their fiduciary duties, and to avoid and regulate situations which may give rise to conflicts of interest which the Rules address.

         This Code is based on the principle that the Adviser and its affiliates owe a fiduciary duty to, among others, shareholders of the Funds, to conduct their personal securities transactions in a manner which does not interfere with Funds' transactions or otherwise take unfair advantage of their relationship to the Funds. The fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of shareholders first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that investment personnel should not take inappropriate advantage of their positions.

         1. Purpose. The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act and Rule 17j-1, designed to give effect to the general prohibitions set forth in Rule 17j-1(a), to wit:

              "It shall be unlawful for any affiliate (which broadly includes all officers, directors, members, owners and employees) of a registered investment company or any affiliate of the Adviser, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, by such registered investment company to:

               (a) employ any device, scheme or artifice to defraud such registered investment company;

               (b) make to such registered investment company any untrue statement of a material fact, or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

               (d) engage in any manipulative practice with respect to such registered investment company.

       2. Access Person Provisions. All Access Persons (as defined below) covered by this Code are required to file reports of their Personal Securities Transactions (as defined below), excluding exempted securities, as provided in
Section 9 below and, if they wish to trade in the same securities as any of the Funds or the Adviser's other advisory accounts, must comply with the specific procedures in effect for such transactions.

              The reports of Access Persons will be reviewed and compared with the activities of the Funds and the Adviser's other advisory accounts and, if a pattern emerges that indicates abusive trading or noncompliance with applicable procedures, the matter will be referred to the Adviser's Executive Committee who will make appropriate inquiries and decide what action, if any, is then appropriate.

       3. Implementation. In order to implement this Code of Ethics, a Compliance Officer and one or more alternate Compliance Officers (each an "Alternate") shall be designated from time to time for the Adviser. The current Compliance Officer is Katherine Kozub Grier; the Alternates are Amelia C. Jones and Richard S. Pzena.

              The duties of the Compliance Officer, and each Alternate shall include:

              (a) Continuous maintenance of a current list of the names of all Access Persons with a description of their title or employment;

              (b) Furnishing all Access Persons with a copy of this Code of Ethics, and initially and periodically informing them of their duties and obligations thereunder;

              (c) Maintaining, or supervising the maintenance of, all records required by this Code of Ethics;

              (d) Maintaining a list of the Funds which the Adviser advises and updating Schedule A of this Code of Ethics;

              (e) Determining with the assistance of an Approving Officer whether any particular securities transaction should be exempted pursuant to the provisions of Section 5 or 6 of this Code of Ethics;

              (f) Issuing, either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rules and this Code of Ethics;

              (g) Conducting such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code of Ethics to the Adviser;

              (h) Submitting periodic reports to the Executive Committee of the Adviser containing: (i) a description of any violation and the sanction imposed; (ii) a description of any transactions which suggest the possibility of a violation; (iii) interpretations issued by and any exemptions or waivers found appropriate by the Compliance Officer; and (iv) any other significant information concerning the appropriateness of this Code of Ethics; and

              (i) Submitting a report at least annually to the managing members of the Adviser which: (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year; (ii) identifies any violations requiring significant remedial action during the past year; (iii) identifies any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and (iv) reports of efforts made with respect to the implementation of this Code of Ethics through orientation and training programs and on-going reminders.

       4. Definitions. For purposes of the Code of Ethics:

              (a) "Access Person" means any manager, director, executive officer, Advisory Person (as defined below) or Investment Person (as defined below); but does not include clerical, secretarial or solely administrative personnel, other than administrative assistants to any Investment Person.

              (b)  "Advisory Person" means

                   (i) any non-executive permanent employee of the Adviser or of any Company in a Control Relationship with the Adviser, who, in connection with his or her regular functions or duties, actively participates in the investment activities of the Funds and the Adviser's other advisory accounts, including without limitation, employees who execute trades and otherwise place and process orders for the purchase or sale of a Security, employees who make recommendations with respect to the purchase and sale of Securities, and research analysts who investigate potential investments ; but excluding, marketing and investor relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel; and

                   (ii) any natural person in a Control Relationship with the Adviser who obtains information concerning current recommendations made to the Funds and the Adviser's other advisory accounts with regard to the purchase or sale of a Security.

                   For purposes of this Code of Ethics, it is understood and agreed that a person does not become an Advisory Person or an Access Person simply by virtue of the following:

                   o Normally assisting in the preparation of public reports or receiving public reports, but not receiving information about current recommendations or trading; or

                   o A single instance of obtaining knowledge of current recommendations or trading activity, or infrequently or inadvertently obtaining such knowledge.

              (c) "Approving Officer" means Richard S. Pzena, John Goetz, William Lipsey, Amelia Jones or any other executive officer of the Adviser who also serves on the Executive Committee thereof.

              (d)  A security is "being considered for purchase or sale" when
                   (i) a recommendation to purchase or sell a security has been made by the Adviser to a Fund and/or the Adviser's other advisory accounts, or (ii) the Adviser seriously considers making such a recommendation.

              (e) "Beneficial Ownership" shall mean any interest by which an Advisory Person or Access Person, or any member of such Advisory Person's or Access Person's household (i.e., spouse, child or stepchild, parent, sibling or other relative living in the same home) , can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a Security. Without limiting the foregoing, the term "Beneficial Ownership" also shall be interpreted with reference to the definition of Beneficial Ownership contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission ("SEC"). Thus, an Advisory Person or Access Person may be deemed to have beneficial ownership of Securities held in accounts in such person's own name, such person's spouses name, and in all other accounts over which such person does or could be presumed to exercise investment decision-making powers, or other influence or control, including, trust accounts, partnership accounts, corporate accounts or other joint ownership or pooling arrangements.

              (f)  Intentionally omitted.

              (g) "Company" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

              (h) "Control Relationship" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting Securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per centum of the voting Securities of any Company shall be presumed not to control such Company.

              (i)  "Exempt Transactions" means the transactions described in
                   Section 7 hereof.

              (j) "Investment Person" means any personnel of the Adviser who in connection with their regular duties, actively make purchase, sale and other investment decisions for the Funds and/or Advisor's other advisory clients with respect to a Security, including, without limitation, Richard S. Pzena, John Goetz, the portfolio managers for each of Adviser's products, and the trader and research analyst who are directly responsible for the Security.

              (k) "Personal Security Transaction" means, for any Access Person, a purchase or sale of a Security in which such Access Person has, had, or will acquire a Beneficial Ownership.

              (l) "Purchase and Sale of a Security" includes, inter alia, the writing of an option to purchase or sell a Security. In addition, the "sale of a Security" also includes the disposition by an Access Person of that security by donation or gift. On the other hand, the acquisition by an Access Person of a security by inheritance or gift is not treated as a "purchase" of that Security under this Code as it is an involuntary purchase or sale that is an Exempt Transaction under Section 7(b) below.

              (m) "Security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "Security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.




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

       5. Prohibited Transactions.

              (a) No Access Person, including an Investment Person, or any member of such person's immediate family, can enter into a Personal Security Transaction with actual knowledge that, at the same time, such Security is "being considered for purchase or sale" by the Funds/and or other advisory accounts of the Advisor, or that such Security is the subject of an outstanding purchase or sale order by the Funds/and or other advisory accounts of the Advisor;

              (b) Except under the circumstances described in Section 6 hereof, no Access Person, including an Investment Person, or any member of such person's immediate family, shall purchase or sell any Security within five (5) business days before or after the purchase or sale of that Security by the Funds/and or other advisory accounts of the Advisor;

              (c) No Access Person, including an Investment Person, shall be permitted to effect a short term trade (i.e. to purchase and subsequently sell within 60 calendar days, or to sell and subsequently purchase within 60 calendar days) of securities which are the same (or equivalent) Securities purchased or sold by or on behalf of the Funds/and or other advisory accounts of the Advisor unless and until the Funds/and or other advisory accounts of the Advisor have effected a transaction which is the same as the Access Person's contemplated transaction;

              (d) If a Security is or has been the subject of a recommendation to the Funds and/or other advisory accounts of the Advisor, no Access Person shall be permitted to trade such Security except as provided in Section 6 below;

              (e) No Access Person, including an Investment Person, or any member of such person's immediate family, shall purchase any Security in an Initial Public Offering;

              (f) No Access Person, including an Investment Person, shall, without the express prior approval of the Compliance Officer, acquire any Security in a private placement, and if a private placement Security is acquired, such Access Person must disclose that investment when he/she becomes aware of the Adviser's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by the Compliance Officer;

              (g) No Access Person, including an Investment Person, shall accept any gifts or anything else of more than a de minimis value from any person or entity that does business with or on behalf of Adviser or any of the Funds/and or other advisory accounts of the Advisor. For purposes hereof, "de minimis value" shall mean a value of less than $100, or such higher amount as may be set forth in NASD Conduct Rule 3060 from time to time; and

              (h) No Access Person, including an Investment Person, may serve on the Board of Directors or Trustees of a publicly-traded corporation or business entity without the prior written approval of the Compliance Officer. Prior written approval of the Compliance Officer is also required in the following two
                   (2) additional scenarios:

                   o Advisory Committee positions of any business entity where the members of the committee have the ability or authority to affect or influence the selection of investment managers or the selection of the investment of the entity's operating, endowment, pension or other funds.

                   o Positions on the Board of Directors, Trustees or any Advisory Committee of a PIM client or any potential client who is actively considering engaging PIM's investment advisory services.

       6. Access Person Trading Exceptions. Notwithstanding the prohibitions of
Section 5 hereof, an Access Person is permitted to purchase or sell any Security within five (5) business days after the purchase or sale of that Security by the Funds/and or other advisory accounts of the Advisor if:

              (a) the purchase or sale of the Security by the Access Person is not contrary to the purchase or sale of the Security by the Funds/and or other advisory accounts of the Advisor (e.g., the sale of a Security after a Funds/and or other advisory accounts of the Advisor purchases the Security); and

              (b) the purchase or sale of the Security is grouped together with the purchase or sale of the Security for the Adviser's managed accounts, including the Funds, that are purchasing or selling the Security; or

              (c) the purchase or sale of the Security is approved or allocated to the Access Person's account only after the Adviser's managed accounts, including the Funds, have each received their full allocation of the Security purchased or sold on that day.

              In addition, if the Access Person's transaction is contrary to the purchase or sale of the Security by the Funds/and or other advisory accounts of the Advisor (e.g., the Access Person wants to buy a Security the Funds or other advisory accounts are selling or trimming), the Access Person may still enter into the transaction if, and only if, the Access Person's transaction meets the following criteria: (a) the Access Person is not an Investment Person, a person in a Control Relationship with the Advisor, or the analyst or trader who is directly responsible for the Security which is the subject of the transaction,
(b) the number of shares involved in the Access Person's transaction is not greater than the average daily trading volume of such Security for the immediately preceding five days and is not likely to materially effect the price of such Security, and (c) the Advisor's Chief Executive Officer (Rich Pzena) has approved the trade in advance by signing the Securities Transaction Preclearance Request Form with respect to such transaction;




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

       7. Exempt Transactions. Neither the prohibitions nor the reporting requirements of this Code shall apply to:

             (a) Purchases or sales of Securities for an account over which an Access Person has no direct control and does not exercise indirect control;

             (b)  Involuntary purchases or sales made by an Access Person;

             (c) Purchases which are part of an automatic dividend reinvestment plan; or

             (d) Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

       8. Pre-Clearance Requirement.

             (a) Unless an exception is granted by the Compliance Officer after consultation with and approval by the Company's Executive Committee, each Access Person must obtain preclearance of any Personal Security Transaction from an Approving Officer. Pre-clearance must be obtained by completing, signing and submitting to the Compliance Officer a Securities Transaction Preclearance Request Form (a copy of which is attached to this Code of Ethics) supplied by the Adviser and obtaining the signature of an Approving Officer and/or the Chief Executive Officer, as applicable;

              (b) All pre-cleared Personal Securities Transactions must take place on the same day that the clearance is obtained. If the transaction is not completed on the date of clearance, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is not permitted under this Code of Ethics. If it is determined that a trade was completed before approval was obtained, it will be considered a violation of this Code of Ethics; and

              (c) In addition to the restrictions contained in Section 5 hereof, an Approving Officer may refuse to grant clearance of a Personal Securities Transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, an Approving Officer will consider the following factors in determining whether or not to clear a proposed transaction:

                  (i) whether an amount or the nature of the transaction or person making it is likely to effect the price or market of the security; and

                  (ii) whether the individual making the proposed purchase or sale is likely to receive a disproportionate benefit from purchases or sales being made or considered on behalf of any of the Funds.

The preclearance requirement does not apply to Exempt Transactions. In case of doubt, the Access Person may present a Securities Transaction Preclearance Request Form to the Compliance Officer, indicating thereon that he or she disclaims any Beneficial Ownership in the securities included.




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

       9. Reporting Requirements. Upon becoming an Access Person, each individual shall provide a listing of all securities directly or indirectly beneficially owned by the Access Person at the time he or she becomes an Access Person. Thereafter:

             (a) All Access Persons must direct their brokers to supply the Compliance Officer on a timely basis, with duplicate copies of confirmations of all Personal Securities Transactions and duplicate monthly statements for all Personal Securities Accounts.;

              (b) Such duplicate statements and confirmations must contain the following information:

                   (i) The date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                   (ii) Title, CUSIP number (if any), number of shares and principal amount of each security and the price at which the transaction was effected; and

                   (iii) The name of the broker, dealer or bank with or through whom the transaction was effected;

              (c) All Access Persons covered by this Code shall provide quarterly transaction reports confirming that they have disclosed or reported all Personal Securities Transactions and holdings required to be disclosed or reported pursuant hereto for the previous quarter.

              (d) Any statement, confirmation or report submitted in accordance with this Section 9 may, at the request of the Access Person submitting the report, contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates;

              (e) All Access Persons shall certify in writing annually, that they have read and understand this Code of Ethics and have complied with the requirements hereof and that they have disclosed or reported all Personal Securities Transactions and holdings required to be disclosed or reported pursuant hereto.

              (f) The Compliance Officer shall retain a separate file for each Access Person which shall contain the monthly account statements duplicate confirmations, quarterly and annual reports listed above and all Securities Transaction Preclearance Forms whether approved or denied.

       10. Review. The Compliance Officer shall compare all preclearance requests, confirmations and quarterly reports of Personal Securities Transactions and completed portfolio transactions of each of the Funds to determine whether a possible violation of this Code of Ethics and/or other applicable trading procedures may have occurred. Before making any determination that a violation has been committed by any person, the Compliance Officer shall give such person an opportunity to supply additional explanatory material.

       If the Compliance Officer or Alternate determines that a violation of the Code of Ethics has or may have occurred, he or she shall, following consultation with counsel to the Adviser, submit a written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the managing members of the Adviser, who shall make an independent determination of whether a violation has occurred.

       No person shall review his or her own report. If a securities transaction of the Compliance Officer is under consideration, the Alternate shall act in all respects in the manner prescribed herein for the Compliance Officer.

       11. Sanctions. Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Adviser as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics, and may include suspension or termination of employment, a letter of censure and/or requiring restitution of an amount equal to the difference between the price paid or received by the Funds and the more advantageous price paid or received by the offending person; except that sanctions for violation of this Code of Ethics by an Independent Trustee of the Funds will be determined by a majority vote of its other Independent Trustees.

       12. Required Records. The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

              (a) A copy of any Code of Ethics adopted pursuant to the Rule which has been in effect during the most recent five (5) year period;

              (b) A record of any violation of any such Code of Ethics and of any action taken as a result of such violation in the most recent five (5) year period;

              (c) A copy of each report made by the Compliance Officer within two years (2) from the end of the fiscal year of the Adviser in which such report or interpretation is made or issued (and for an additional three (3) years in a place which need not be easily accessible); and

               (d)A list of all persons who are, or within the most recent five
                  (5) year period have been, required to make reports pursuant to the Rule and this Code of Ethics.

       13. Amendments and Modifications. This Code of Ethics may be amended or modified from time to time as specifically approved by majority vote of the managing members of the Adviser.

       14. Employee Certification. I have read and understand the terms of the above Amended and Restated Code of Ethics. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code and I hereby agree to abide by the terms hereof.


Dated: ____________________

                                             DO NOT SIGN HERE, USE SEPARATE
                                             CERTIFICATION, ATTACHMENT C
                                             [Employee Signature]

                                             ______________________________
                                             [Print Name]










                                   Schedule A




                John Hancock Classic Value Fund
                (f/k/a Pzena Focused Value Fund)             June 24, 1997

                Hillview Alpha Fund                          September 1, 2000

                                   Schedule B


Chief Executive Officer                               Richard S. Pzena
Managing Principal

Managing Principal, Research                          John P. Goetz

Managing Principal, Marketing/Client Services         William L Lipsey

Managing Principal, Operations& Administration        Amelia C. Jones

Managing Principal                                    A. Rama Krishna

General Counsel/Director of Compliance                Katherine Kozub Grier

Director of Client & Portfolio Services               Wayne Palladino

Senior Research Analysts                              Antonio DeSpirito
                                                      Michael Peterson
                                                      Lawrence J. Kohn
                                                      Manoj Tandon
                                                      Ben Silver

Research Analysts                                     Caroline Ritter
                                                      Allison Fisch
                                                      Spencer Chen

Trader                                                James Krebs


Marketing Director                                    William E. Connolly
Principal

Advisory Consultant                                   M. Allen Chozen

Administration Staff                                  Lisa Roth
Lisa Roth                                             Lisa Roth
                                                      Evan Fire
                                                      Jan Byrd
                                                      Susan Frumkes**
Susan J. Frumkes
                                                      Courtney J. Hehre
                                                      Rachel Waltz
                                                      Marisa Sakaguchi

Portfolio Accounting/Admin                            Keith Komar
                                                      Brian Mann



**Clerical only; not an Access Person



September, 2003

                                  Attachment A
                        PZENA INVESTMENT MANAGEMENT, LLC
                        --------------------------------
                         Listing of Securities Holdings
                         ------------------------------
                                    (Initial)
                                    ---------

       I hereby certify that the following is a complete listing of all securities (other than open-end mutual funds and other exempt securities as described in Section 9 of the Code of Ethics) beneficially owned (as defined in
Section 4 of the Code of Ethics) by me as of the date hereof.

       NOTE: The term: "securities" includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc. Failure to fully disclose all securities will be considered a violation of the Code of Ethics.

-------------------------------- ------------------------------ ------------------------------ ----------------------
                                                                Number of Shares or
Name of Security                 Type of Security               Principal Value of Bonds       Year Acquired
-------------------------------- ------------------------------ ------------------------------ ----------------------

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

(Use Additional Sheet, if necessary)

________________________                       ________________________
Sign Name                                           Date


________________________
Print Name

                                  Attachment B

                SECURITIES TRANSACTION PRE-CLEARANCE REQUEST FORM
                        PZENA INVESTMENT MANAGEMENT, LLC

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION
            --------------------------------------------------------
         I hereby request permission to effect a transaction in the security indicated below for my own account or other account in which I have a beneficial interest or legal title.

         The approval will be effective only for a transaction completed prior to the close of business on the day of approval. Any transaction, or portion thereof, not so completed will require a new approval.

         Note:  A separate form must be used for each security transaction.

       ==================================================================
         A.  TRANSACTION INFORMATION

         (Check One)

         Purchase:________     Sale:_______*     Gift/Donation:_______
         Short Sale:______    Buy to Cover Short:_____


         Name of Security_______________________      Ticker Symbol _________



          ------------------------------------------------------------------
          Number of Shares or         Unit Price            Total Price
          Principal Amount

         *If sale, date acquired:____________________ ##Note: All short-term profits realized from the purchase and sale and sale and purchase of securities which are the same (or equivalent) securities purchased or sold by or on behalf of the Funds and/or other advisory accounts of the Advisor within 60 calendar days must be disgorged.

         For Option Transactions Only:   Put_____   Call______
                                Strike Price   ______   Expiration Date_______

         For Note/Bond Transactions Only:     CUSIP#_________
                              Maturity Date_______   Coupon Rate________



         B.  OTHER INFORMATION

         1. The securities transaction for which I am seeking pre-clearance is contrary to a recommendation to the account of the Funds and/or other advisory clients of Pzena Investment Management (i.e, a so-called "opposite side" trade)

         (Check  One)  _____  Yes  _____  No
         (If yes is checked, obtain initials of Richard S. Pzena here _____).

         2. I am an Investment Person, a person in a Control Relationship with the Advisor or the analyst or trader who is directly responsible for the Security that is the subject of the proposed transaction (Check
         One) ____ Yes _____ No (If yes is checked, please answer the following additional questions):

         a. Does your knowledge about the Security and its issuer give you reason to believe that the stock is likely to result in a model change, or a new purchase or sale for any of our client portfolios within the next 5 business days. (Check One) ______ Yes ______ No

         b. Is the stock a large cap or small cap stock? (Check One) _____ Yes _____ No (If yes is checked, obtain initials of Michael Peterson (for large cap) or Tony Despirito (for small cap) here _____).

3. The total market cap of the Security is $_____________million
(source:_______________)

         4. The average daily trading volume of the Security for the 5 immediately preceding days is _________ shares.

         5. The Security is involved in an initial public offering (IPO) (Check
         One) _____ Yes _____ No

         6. The Security is a private placement? (Check One) _____ Yes _____ No If "yes" is checked, contact the Compliance Officer before placing a trade or proceeding with approval. Copies of offering documents and subscription materials for the Security must be provided to the Compliance Officer for review before approval for trade will be considered.

I am familiar with and agree to abide by the requirements set forth in the Code of Ethics and particularly with the following (I understand and agree that capitalized terms used herein without definition shall have the same meaning herein as is assigned to them in the Code of Ethics):

1. In the case of a purchase of securities which are the same (or equivalent) securities purchased or sold by or on behalf of the Funds and/or other advisory accounts of the Advisor, I agree that I will not sell the security for a minimum of sixty days from the date of the purchase transaction.

2. I am aware that except in limited circumstances, it shall be a violation of the Code of Ethics if the Funds and or other advisory clients of the Advisor buy or sell the same security within five (5) days preceding or subsequent to my transaction.

         Check box if the security is offered through a private placement, if so, contact the Compliance Officer before placing a trade or proceeding with approval.


Date_________________             Your Signature:  _____________________________
                                      Print Name:_______________________________

              =====================================================

PERMISSION:     Granted _______
                Denied  _______

  Date:___________________                  Signature:______________________________________________         Approving Officer


  Date:___________________   Signature:____________________________________________Chief Executive Officer**



  Date:____________________           Signature:____________________________________________Compliance Officer#@



** Required only if transaction is an opposite side trade, i.e., Question B.1. is answered "yes."
#@ Required only if transaction is a private placement, i.e., Question B.6. is answered "yes"



IMPORTANT REMINDER: ADVISE YOUR BROKER TO SUPPLY DUPLICATE COPIES OF CONFIRMATIONS OF ALL PERSONAL SECURITIES TRANSACTIONS AND DUPLICATE MONTHLY STATEMENTS FOR ALL PERSONAL SECURITIES ACCOUNTS TO: PZENA INVESTMENT MANAGEMENT, LLC, ATTN: COMPLIANCE OFFICER, 120 WEST 45th Street, 34TH FLOOR, NEW YORK, NY 10036.

Checked for Completeness:  ______________________________   Date:___________
                           Compliance Officer


Date Stamp and Trader Initials Required (except for private placements): _______

                                  Attachment C



                             Employee Certification




I have read and understand the terms of the Second Amended and Restated Code of Ethics and the Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics and Insider Trading Policy. I hereby agree to abide by the both, as amended.







                                      ________________________________________
                                      Print Name



                                      _________________________________________
                                      Signature


                                      _________________________________________
                                      Date